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                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Cherokee Inc. on Form S-3 (File No. 333-14533) and Forms S-8 (File No. 333-49865, 333-14533, 333-57503), of our report dated March 21, 2002 relating to the consolidated financial statements and financial statement schedule of Cherokee Inc. as of February 2, 2002 and February 3, 2001 and for the years ended February 2, 2002, February 3, 2001 and January 29, 2000, which appears in this Annual Report on Form 10-K.

                                        /s/ PricewaterhouseCoopers LLP

Los Angeles, California
April 2, 2002